Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of KKR Financial Holdings LLC (the ‘‘Company’’) on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), each of William J. Janetschek, Chief Executive Officer of the Company, and Thomas N. Murphy, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such person's knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 29, 2017

/s/ WILLIAM J. JANETSCHEK
William J. Janetschek
Chief Executive Officer
(Principal Executive Officer)

/s/ THOMAS N. MURPHY
Thomas N. Murphy
Chief Financial Officer
(Principal Financial and Accounting Officer)